PRESS RELEASE

CONTACT:
Scott Eckstein
Financial Relations Board
212-827-3766

ZAIS FINANCIAL CORP. REPORTS FOURTH QUARTER 2014 RESULTS

Red Bank, NJ – March 11, 2015 – ZAIS Financial Corp. (NYSE: ZFC) (“ZAIS Financial” or the “Company”) today reported financial results for the three and twelve months ended December 31, 2014.

FOURTH QUARTER 2014

●	Closed acquisition of GMFS, LLC (“GMFS”), a mortgage banking platform, on October 31, 2014

●	GAAP net income of $0.2 million, or $0.02 per diluted weighted average share outstanding, includes two months of GMFS operating results

●	Core Earnings (a non-GAAP financial measure as defined below) of $4.1 million, or $0.46 per diluted weighted average share outstanding

●	Fourth quarter cash dividend of $0.40 per share of the Company’s common stock and operating partnership unit (“OP unit”) declared on December 19, 2014 and paid on January 15, 2015

●	Book value per share of common stock and OP unit of $21.73 as of December 31, 2014, compared with $22.11 as of September 30, 2014

●	GMFS operating results for the two months ending December 31, 2014

○	Pre-tax net income of $0.6 million which includes a $1.4 million unrealized loss on the mortgage servicing rights (“MSR”) portfolio relating to change in assumptions for fair value

○	$242.8 million of loans originated

○	MSR portfolio with an unpaid principal balance of approximately $3.1 billion and a fair value of $33.4 million as of December 31, 2014

●	Residential mortgage loan portfolio held for investment with an unpaid principal balance of $464.9 million and a fair value of $415.9 million as of December 31, 2014

●	Residential mortgage-backed securities (“RMBS”) consisting of non-Agency RMBS and other investment securities with a fair value of $150.6 million as of December 31, 2014

●	2.84x leverage ratio as of December 31, 2014, compared with 2.62x leverage ratio as of September 30, 2014

“The fourth quarter of 2014 marked an important inflection point for ZFC with the closing of the GMFS acquisition which has already had a positive impact on our core earnings. This transaction has immediate financial benefits while also bringing long-term strategic benefits to the Company,” said Michael Szymanski, President and Chief Executive Officer of ZAIS Financial. “Additionally, we are continuing to expand the loan purchase program for newly originated, non-agency mortgage loans while maintaining discipline in pricing and risk management. We will continue to broaden our operational capabilities as we execute on our residential mortgage market strategy.”

FOURTH QUARTER 2014 RESULTS

ZAIS Financial reported GAAP net income for the three months ended December 31, 2014 of $0.2 million or $0.02 per diluted weighted average share outstanding, compared with $9.0 million or $0.98 per diluted weighted average share outstanding for the same period in 2013. The decrease was largely attributable to a decrease in other gains / (losses) of $9.0 million and a $5.5 million increase in operating expenses, $4.6 million of which relates to GMFS’s operating expenses, partially offset by an increase in noninterest income of $4.7 million, a $0.9 million increase in income tax benefit and a $0.1 million increase in net interest income. For the three months ended December 31, 2014, the Company reported Core Earnings of $4.1 million, or $0.46 per diluted weighted average share outstanding, compared with $3.0 million, or $0.31 per diluted weighted average share outstanding during the same period in 2013. Core Earnings is a non-GAAP measure that the Company defines as net interest income from its portfolio held for investment, plus net income after tax from its mortgage banking platform (excluding change in fair value of MSRs resulting from changes in assumptions) less total operating expenses (excluding depreciation and amortization and certain non-recurring adjustments). The Company’s mortgage banking platform is primarily comprised of income related to originating, selling, and servicing mortgage loans.

The Company had 7,970,886 shares of common stock outstanding as of December 31, 2014 and December 31, 2013, respectively.

At December 31, 2014, the Company’s book value was $21.73 per share of common stock and OP unit, compared with $22.11 as of September 30, 2014. The December 31, 2014 and September 30, 2014 book value includes $3.6 million, or $0.40 per share of common stock and OP unit, in dividends payable related to the fourth quarter dividend and the third quarter dividend, respectively.

The Company earned interest income of $10.3 million for the three months ended December 31, 2014, compared with $8.8 million for the same period in 2013. The increase was due to having a fully ramped and levered portfolio in 2014, primarily allocated to residential mortgage loans held for investment. The purchase of whole loans held for investment into the portfolio during 2014 resulted in a $1.3 million increase in interest income. The addition of the GMFS mortgage loans held for sale resulted in a $0.6 million increase in interest income. This increase was partially offset by lower interest income from the RMBS portfolio due to the sales of securities to fund the acquisition of GMFS. The Company incurred interest expense of $4.4 million for the three months ended December 31, 2014, compared with $3.1 million for the three months ended December 31, 2013. The year over year change was primarily due to an increase in borrowings from the Company’s loan repurchase facility with Citibank, N.A. ("Citi") used to finance the Company’s distressed and re-performing residential mortgage loan portfolio, interest expense related to the GMFS warehouse lines of credit and a full quarter impact of interest expense on the 8% Exchangeable Senior Notes (“Notes”) which were issued in November 2013.

As of December 31, 2014, the weighted average net interest spread between the yield on the Company’s assets and the cost of funds, including the impact of interest rate hedging, was 4.02% for mortgage loans held for investment and 5.18% for non-Agency RMBS and other investment securities, compared with 3.91% and 4.61%, respectively, as of December 31, 2013.

The Company earned $4.7 million of noninterest income for the three months ended December 31, 2014 due to two months of operating activities of GMFS. Noninterest income was primarily comprised of $5.4 million of income from mortgage banking activities, net; $0.9 million of loan servicing fee income, net of direct costs; and a $1.7 million decrease in fair value of MSRs(including a $1.4 million unrealized loss relating to change in assumptions for fair value). The $5.4 million of income from mortgage banking activities, net was primarily comprised of $5.3 million of gain on sale of mortgage loans held for sale, net of direct costs, plus $0.2 million of loan origination fee income partially offset by $0.1 million of provision for loan indemnification reserve.

The Company incurred expenses of $8.2 million for the three months ended December 31, 2014, compared with $2.7 million for the same period in 2013. The increase was mainly due to the addition of $3.8 million of salaries, commissions and benefits relating to GMFS. In addition, operating expenses increased by $1.0 million, primarily driven by the additional operating expenses related to GMFS and other expenses increased by $0.7 million primarily due to additional transaction costs associated with the acquisition of GMFS and additional loan servicing fees resulting from the acquisition of additional whole loans.

INVESTMENT PORTFOLIO SUMMARY

As of December 31, 2014, ZAIS Financial held residential mortgage loans for investment with an aggregate unpaid principal balance of $464.9 million and a fair value of $415.9 million, a diversified portfolio of non-Agency RMBS with a fair value of $148.6 million consisting primarily of senior tranches that were originally highly rated but subsequently downgraded and other investment securities with a fair value of $2.0 million.

During the three months ended December 31, 2014, the Company purchased residential mortgage loans held for investment of $0.8 million. The Company did not sell any residential mortgage loans held for investment during the three months ended December 31, 2014. During the same three-month period, the Company sold non-Agency RMBS with a principal balance of $99.8 million and other investment securities with a principal balance of $10.0 million. The Company did not purchase any non-Agency RMBS or other investment securities during this period.

LEVERAGE, DEBT AND HEDGING ACTIVITIES

As of December 31, 2014, ZAIS Financial had a leverage ratio of 2.84x. The aggregate borrowings outstanding as of December 31, 2014 were $549.0 million under the loan repurchase facilities with Citi and Credit Suisse First Boston Mortgage Capital LLC ("Credit Suisse"), four master securities repurchase agreements, warehouse lines of credit and the Notes. The loan repurchase facilities with Citi and Credit Suisse, secured by portions of the Company’s distressed, re-performing and newly originated mortgage loans, the warehouse lines of credit, secured by portions of the Company’s mortgage loans held for sale and the master securities repurchase agreements, secured by non-Agency RMBS and other investment securities, bear interest at rates that have historically moved in close relationship to LIBOR. The Notes, which mature on November 5, 2016, are the Company’s senior unsecured obligations and bear interest at a rate of 8% per year, payable semiannually in arrears on May 15th and November 15th of each year.

As of December 31, 2014, the Company had an outstanding interest rate swaption agreement representing an option, but not the obligation, for ZAIS Financial to enter into a previously agreed upon interest rate swap contract on a future date. The notional amount of the Company’s interest rate swaption agreement as of December 31, 2014 was $225.0 million. ZAIS Financial also had outstanding interest rate swap agreements designed to mitigate the effects of increases in interest rates on a portion of its repurchase agreements. These interest rate swap agreements provide for the Company to pay fixed interest rates and receive floating interest rates indexed to LIBOR, effectively fixing the floating interest rates on $17.2 million of borrowings under its repurchase agreements as of December 31, 2014. The Company had outstanding MBS forward sales contracts used to mitigate the interest rate price risk associated with its outstanding interest rate lock commitments (“IRLC”) and mortgage loans held for sale. The Company expects these derivatives will experience changes in fair value opposite to changes in fair value of the IRLCs and mortgage loans held for sale, thereby reducing earnings volatility. The notional amount of the Company’s MBS forward sales contracts as of December 31, 2014 was $154.0 million.

GMFS ACQUISITION

As previously disclosed, on October 31, 2014, ZAIS Financial completed its acquisition of GMFS pursuant to the merger agreement dated August 5, 2014, for a preliminary purchase price of approximately $62.8 million paid at closing, which is subject to a final reconciliation of October 31, 2014 values. The preliminary purchase price of $62.8 million was comprised of the estimated value of GMFS's net tangible assets and a purchase price premium. In addition to cash paid at closing, two contingent $1 million deferred premium payments payable in cash over two years, plus potential additional consideration based on future loan production and profits will be payable over a four year period if certain conditions are met. The $2 million of deferred premium payments is contingent on GMFS remaining profitable and retaining certain key employees. The additional contingent consideration is dependent on GMFS achieving certain profitability and loan production goals and is capped at $20 million. Up to 50% of the additional contingent consideration may be paid in ZAIS Financial’s common stock, at its option. The estimated present value of the total contingent consideration at October 31, 2014 was $11.4 million. ZAIS Financial funded the closing cash payment through a combination of available cash and the liquidation of a portion of its non-agency RMBS portfolio.

GMFS primarily originates Agency and government guaranteed residential mortgage loans in the southern United States, and holds the servicing rights on those mortgages. GMFS is licensed as a mortgage originator in 29 states. GMFS originated approximately $1.4 billion in mortgage loans for the years ended December 31, 2014 and 2013, respectively.

COMMON STOCK DIVIDEND

On December 19, 2014, ZAIS Financial announced that its Board of Directors declared a cash dividend of $0.40 per share of the Company's common stock and OP unit for the three months ended December 31, 2014. The dividend was paid on January 15, 2015 to stockholders and OP unit holders of record as of the close of business on December 31, 2014.

The Company’s current policy is to pay quarterly distributions which will allow it to continue to qualify as a REIT. Taxable and GAAP earnings will typically differ due to differences in premium amortization and discount accretion, certain non-taxable unrealized and realized gains and losses, and non-deductible general and administrative expenses.

INVESTOR CONFERENCE CALL

Management will host a conference call today, March 11, 2015, at 10:00 a.m. eastern time to review the Company’s financial results. The number to call for this interactive teleconference is (719) 325-2494.

A replay of the conference call will be available through Wednesday March 18, 2015, by dialing (719) 457-0820 and entering the confirmation number, 5088867.

The live broadcast of ZAIS Financial’s quarterly conference call will also be available online at the Company's website, www.zaisfinancial.com on Wednesday March 11, 2015, beginning at 10:00 a.m. eastern time. The online replay will follow shortly after the call and will be available for approximately one year.

FOURTH QUARTER INVESTOR PRESENTATION

The Company’s Fourth Quarter Investor Presentation – December 31, 2014, is available on the Company’s website at www.zaisfinancial.com. To access the presentation, select the Q4 2014 Earnings Presentation link on the “Investor Relations” page on the Company’s website.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles (“GAAP”), this press release includes certain non-GAAP financial information, including Core Earnings. Core Earnings is a non-GAAP measure that the Company defines as net interest income from its portfolio held for investment, plus net income after tax from its mortgage banking platform (excluding change in fair value of MSRs resulting from changes in assumptions), less total operating expenses (excluding depreciation and amortization and certain non-recurring adjustments). The Company’s mortgage banking platform is primarily comprised of income related to originating, selling, and servicing mortgage loans.

The Company believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency into the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company’s presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with GAAP to Core Earnings:

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS

(Expressed in United States Dollars)	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income / (loss) after income taxes - GAAP	$216,938	$9,000,455	$29,851,730	$7,553,465
Recurring adjustments for non-core earnings:
Change in unrealized gain or loss on mortgage loans held for investment	751,982	(1,925,155)	(22,814,340)	(7,136,482)
Change in unrealized gain or loss on real estate securities	4,958,606	(2,783,091)	2,993,640	7,170,706
Change in unrealized gain or loss on other investment securities	610,514	-	226,224	-
Change in unrealized gain or loss on real estate owned	500,787	-	503,956	-
Realized (gain) on mortgage loans held for investment	(866,554)	(886,118)	(1,838,800)	(1,298,844)
Realized (gain) / loss on real estate securities	(3,174,484)	(313,626)	(3,694,256)	9,045,689
Realized (gain) / loss on other investment securities	(226,743)	-	(226,743)	-
Realized (gain) / loss on real estate owned	(2,455)	-	(2,455)	-
Loss / (gain) on derivative instruments	392,978	(125,147)	5,921,725	(5,614,815)
Change in fair value of MSRs relating to change in assumptions, net of tax	852,555	-	852,555	-
Depreciation and amortization, net of tax	92,407	-	92,407	-
Core Earnings - non-GAAP	$4,106,531	$2,967,318	$11,865,643	$9,719,719

Core Earnings - per diluted weighted average share outstanding - non-GAAP	$0.46	$0.31	$1.33	$1.16

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Expressed in United States Dollars)
	December 31, 2014	December 31, 2013
Assets	(Unaudited)
Cash	$33,791,013	$57,060,806
Restricted cash	7,143,078	2,128,236
Mortgage loans held for investment, at fair value - $415,814,067 and $331,522,165 pledged as collateral, respectively	415,959,838	331,785,542
Mortgage loans held for investment, at cost	1,338,935	-
Mortgage loans held for sale, at fair value - $97,690,960 pledged as collateral, respectively	97,690,960	-
Real estate securities, at fair value - $135,779,193 and $183,722,511 pledged as collateral, respectively	148,585,733	226,155,221
Other investment securities, at fair value - $2,040,532 and $0 pledged as collateral, respectively	2,040,532	-
Loans eligible for repurchase from Ginnie Mae	21,710,284	-
Mortgage servicing rights, at fair value	33,378,978	-
Derivative assets, at fair value	2,485,100	284,454
Other assets	6,092,863	2,666,799
Goodwill	16,512,680	-
Intangible assets	5,668,611	-
Total assets	$792,398,605	$620,081,058
Liabilities
Warehouse lines of credit	$89,417,564	$-
Loan repurchase facilities	300,092,293	236,058,976
Securities repurchase agreements	103,014,105	138,591,678
Exchangeable Senior Notes	55,474,741	54,539,051
Contingent consideration	11,430,413	-
Derivative liabilities, at fair value	2,585,184	1,471,607
Dividends and distributions payable	3,559,120	8,452,910
Accounts payable and other liabilities	11,731,089	1,828,947
Liability for loans eligible for repurchase from Ginnie Mae	21,710,284	1,369,327
Total liabilities	599,014,793	442,312,496

Stockholders’ equity
12.5% Series A cumulative non-voting preferred stock, $0.0001 par value; 50,000,000
shares authorized; zero shares issued and outstanding	-	-
Common stock $0.0001 par value; 500,000,000 shares authorized;
7,970,886 shares issued and outstanding	798	798
Additional paid-in capital	164,207,617	164,207,617
Retained earnings / (accumulated deficit)	9,029,947	(4,958,607)
Total ZAIS Financial Corp. stockholders' equity	173,238,362	159,249,808
Non-controlling interests in operating partnership	20,145,450	18,518,754
Total stockholders' equity	193,383,812	177,768,562
Total liabilities and stockholders' equity	$792,398,605	$620,081,058

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Expressed in United States Dollars)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Interest income	(Unaudited)	(Unaudited)	(Unaudited)
Mortgage loans held for investment	$6,833,854	$5,486,170	$26,140,679	$10,470,435
Mortgage loans held for sale	594,217	-	594,217	-
Real estate securities	2,763,787	3,287,169	14,313,293	15,947,892
Other investment securities	76,017	-	544,558	-
Total interest income	10,267,875	8,773,339	41,592,747	26,418,327
Interest expense
Warehouse lines of credit	121,194	-	121,194	-
Loan repurchase facility	2,425,840	1,867,254	8,906,849	3,612,167
Securities repurchase agreements	469,987	659,772	2,544,838	2,918,813
Exchangeable Senior Notes	1,430,509	563,539	5,686,664	563,539
Total interest expense	4,447,530	3,090,565	17,259,545	7,094,519
Net interest income	5,820,345	5,682,774	24,333,202	19,323,808

Noninterest income
Mortgage banking activities, net	5,439,006	-	5,439,006	-
Loan servicing fees, net of direct costs	929,718	-	929,718	-
Change in fair value of MSRs	(1,684,373)	-	(1,684,373)	-
Other income	45,861	-	45,861	-

Other gains / (losses)
Change in unrealized gain or loss on mortgage loans held for investment	(751,982)	1,925,155	22,814,340	7,136,482
Change in unrealized gain or loss on real estate securities	(4,958,606)	2,783,091	(2,993,640)	(7,170,706)
Change in unrealized gain or loss on other investment securities	(610,514)	-	(226,224)	-
Change in unrealized gain or loss on real estate owned	(500,787)	-	(503,956)	-
Realized gain on mortgage loans held for investment	866,554	886,118	1,838,800	1,298,844
Realized gain / (loss) on real estate securities	3,174,484	313,626	3,694,256	(9,045,689)
Realized gain / (loss) on other investment securities	226,743	-	226,743	-
Realized gain / (loss) on real estate owned	2,455	-	2,455	-
(Loss) / gain on derivative instruments	(392,978)	125,147	(5,921,725)	5,614,815
Total other gains / (losses)	(2,944,631)	6,033,137	18,931,049	(2,166,254)
Expenses
Advisory fee - related party	722,206	726,180	2,853,896	2,629,815
Salaries, commissions and benefits	3,765,784	-	3,765,784	-
Operating expenses	2,501,622	1,456,420	7,862,308	5,473,915
Other expenses	1,250,372	532,856	4,511,741	1,500,359
Total expenses	8,239,984	2,715,456	18,993,729	9,604,089
Net income / (loss) before income taxes	(634,058)	9,000,455	29,000,734	7,553,465
Income tax benefit	(850,996)	-	(850,996)	-
Net income / (loss) after income taxes	216,938	9,000,455	29,851,730	7,553,465
Net income / (loss) allocated to non-controlling interests	22,601	937,608	3,109,760	880,358
Preferred dividends	-	-	-	15,379
Net income / (loss) attributable to ZAIS Financial Corp.
common stockholders	$194,337	$8,062,847	$26,741,970	$6,657,728
Net income / (loss) per share applicable to common stockholders:
Basic	$.02	$1.01	$3.35	$0.92
Diluted	$.02	$0.98	$3.08	$0.92
Weighted average number of shares of common stock:
Basic	7,970,886	7,970,886	7,970,886	7,273,366
Diluted	8,897,800	9,594,150	10,677,360	8,200,280

The following table sets forth certain information regarding the Company's mortgage loans held for investment as of December 31, 2014:

	Unpaid
	Principal	Premium	Amortized	Gross Unrealized (1)			Weighted Average
	Balance	(Discount)	Cost	Gains	Losses	Fair Value	Coupon	Yield(2)
Mortgage Loans Held for Investment
Performing
Fixed	$265,306,697	$(51,501,092)	$213,805,605	$26,732,362	$(1,383,524)	$239,154,443	4.50%	7.28%
ARM	162,858,201	(21,343,046)	141,515,155	9,568,296	(1,441,035)	149,642,416	3.59	7.10
Total performing	428,164,898	(72,844,138)	355,320,760	36,300,658	(2,824,559)	388,796,859	4.15	7.21
Non-performing(3)	35,945,165	(6,039,073)	29,906,092	840,097	(4,369,886)	26,376,303	5.48	7.13
Total Mortgage Loans
Held for Investment	$464,110,063	$(78,883,211)	$385,226,852	$37,140,755	$(7,194,445)	$415,173,162	4.26%	7.20%
____________________

(1)	The Company has elected the fair value option pursuant to ASC 825 for these mortgage loans. The Company recorded a loss of $0.8 million for the three months ended December 31, 2014, as change in unrealized gain or loss on mortgage loans held for investment in the consolidated statements of operations.
(2)	Unleveraged yield.
(3)	Loans that are delinquent for 60 days or more are considered non-performing.

The following table sets forth certain information regarding the Company's newly originated mortgage loans held for investment as of December 31, 2014:

	Unpaid
	Principal	Premium	Amortized	Gross Unrealized (1)			Weighted Average
	Balance	(Discount)	Cost	Gains	Losses	Fair Value	Coupon	Yield(2)
Mortgage Loans Held for Investment
Performing
Fixed	$766,965	$16,173	$783,138	$3,538	$-	$786,676	4.38%	4.20%
Total Mortgage Loans
Held for Investment	$766,965	$16,173	$783,138	$3,538	$-	$786,676	4.38%	4.20%
____________________

(1)	The Company has elected the fair value option pursuant to ASC 825 for these mortgage loans. The Company recorded a gain of $3,538 for the three months ended December 31, 2014, as change in unrealized gain or loss on mortgage loans held for investment in the consolidated statements of operations.
(2)	Unleveraged yield.
(3)	Loans that are delinquent for 60 days or more are considered non-performing.

The following table sets forth certain information regarding the Company's RMBS and other investment securities as of December 31, 2014:

	Principal or
	Notional	Premium	Amortized	Gross Unrealized (1)			Weighted Average
	Balance	(Discount)	Cost	Gains	Losses	Fair Value	Coupon	Yield(2)
Real estate securities
Non-Agency RMBS
Alternative - A(3)	$118,547,109	$(58,583,222)	$59,963,887	$1,916,611	$(583,958)	$61,296,540	3.44%	7.03%
Pay option adjustable rate	58,122,808	(11,491,663)	46,631,145	80,848	(1,170,668)	45,541,325	0.93	6.12
Prime	43,803,995	(6,219,091)	37,584,904	1,545,452	(65,280)	39,065,076	3.60	6.79
Subprime	6,028,003	(3,290,867)	2,737,136	-	(54,344)	2,682,792	0.33	16.98
Total RMBS	$226,501,915	$(79,584,843)	$146,917,072	$3,542,911	$(1,874,250)	$148,585,733	2.62%	6.96%
Other investment
securities	$2,250,000	$16,756	$2,266,756	$-	$(226,224)	$2,040,532	3.92%	5.90%
____________________

(1)	The Company has elected the fair value option pursuant to ASC 825 for its real estate securities and other investment securities. The Company recorded a loss of $5.0 million for the three months ended December 31, 2014, as change in unrealized gain or loss on real estate securities in the consolidated statements of operations. The Company also recorded a loss of $0.6 million for the three months ended December 31, 2014, as change in unrealized gain or loss on other investment securities in the consolidated statements of operations.
(2)	Unleveraged yield.
(3)	Alternative – A RMBS includes an interest-only strip with a notional balance of $48.6 million.

The following table sets forth activity regarding the Company's MSR portfolio as of December 31, 2014:

Balance at beginning of year	$-
Acquisition of MSRs in connection with purchase of GMFS	32,300,337
Additions due to loans sold, servicing retained	2,763,014
Fair value adjustment:
Changes in assumptions(1)	(1,420,925)
Other changes(2)	(263,448)
Balance at December 31, 2014	$33,378,978
____________________

(1)	Primarily reflects changes in prepayment assumptions due to changes in interest rates and discount rates.
(2)	Represents decrease in value due to passage of time, including the impact from both regularly scheduled loan principal payments and loans that were paid down or paid off during the period.

The Company's MSR portfolio at December 31, 2014 is summarized as follows:

	Unpaid Principal
	Balance	Fair Value
Fannie Mae	$1,640,799,719	$17,078,181
Ginnie Mae	1,146,234,768	13,102,076
Freddie Mac	291,939,855	3,198,721
	$3,078,974,342	$33,378,978

The following table presents information about the Company's interest rate swap agreements as of December 31, 2014:

		Weighted	Weighted	Weighted
		Average Pay	Average	Average Years
Maturity	Notional Amount	Rate	Receive Rate	to Maturity
2023	$17,200,000	2.72%	0.23%	8.6
Total/Weighted average	$17,200,000	2.72%	0.23%	8.6

The following table presents information about the Company's interest rate swaption agreement as of December 31, 2014:

Swaption Expiration	Notional Amount	Strike Rate	Swap Maturity
2015	$225,000,000	3.64%	2025

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a real estate investment trust (“REIT”) which originates, acquires, finances, services and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC. Additional information can be found on the Company's website at www.zaisfinancial.com.

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, changes in future loan production; the Company’s ability to retain key managers of GMFS; the Company’s ability to integrate GMFS’s operations; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.